March 1, 1997

Securities and Exchange Commission
Washington, D.C.  20549

                                        re:  FLAG Financial Corporation
                                             Commission File No. 0-24532

This is to confirm that the client-auditor relationship between FLAG Financial Corporation (Commission File Number 0-24532) and Robinson, Grimes & Company, P.C. has ceased and the Robinson, Grimes & Company, P.C. agrees with the statements made by FLAG Financial Corporation in its Form 8-K dated February 20, 1997 and, specifically in Item 4 dated February 21, 1997.

Sincerely,

Robinson, Grimes & Company, P.C.

By:  S. Scott Voynich